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                                                       RULE 424(b)(3) PROSPECTUS
                                                      REGISTRATION NO. 333-61612


                            SUPPLEMENT TO PROSPECTUS
                               DATED JUNE 4, 2001

                                1,270,652 SHARES

                         PERFORMANCE FOOD GROUP COMPANY

                                  Common Stock

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         This is a prospectus supplement for the issuance of 1,270,652 shares of the Company's common stock as partial consideration for the Company's acquisition of Springfield Foodservice Corporation ("SFC") pursuant to an Agreement and Plan of Merger dated July 25, 2001, by and among the Company, SFC Acquisition, Inc., SFC, and all the stockholders of SFC.

         The shares of common stock issued in connection with the Agreement and Plan of Merger were registered in the names of Joseph A. Cambi and the Cambi Grantor Retained Annuity Trust (collectively, the "Former Shareholders"). The Former Shareholders may offer and sell the common stock from time to time and as described under the caption "Outstanding Securities Covered By This Prospectus" in the prospectus.


               The date of this supplement is September 10, 2001.